AGREEMENT


AGREEMENT, made this 23rd day of October, 2002, by and among BSD SOFTWARE, INC., a Florida corporation, ("BSD"), TRITON GLOBAL BUSINESS SERVICES, INC., a Canadian corporation ("Triton") and the persons executing this agreement (referred to collectively as the "Shareholders" and individually as a "Shareholder") who own collectively at least 90% of the outstanding shares of Triton.

WHEREAS, BSD desires ultimately to acquire all of the 8,830,000 issued and outstanding shares of common stock of Triton in exchange for 29,084,240 unissued shares of the common stock of BSD (the "BSD Common Stock").

WHEREAS, the Shareholders executing this Agreement desire to exchange their shares of Triton common stock for the BSD Common Stock on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------

                             EXCHANGE OF SECURITIES
                             ----------------------

1.1 Initial and Subsequent Closings. Subject to all of the terms and conditions of this Agreement, BSD agrees to exchange 26,613,891 shares of BSD Common Stock in exchange for 8,080,000 shares of the outstanding Triton common stock (the "Triton Common Stock") with the Shareholders as set forth in Exhibit l.l hereto (the "initial closing"). After the initial closing BSD shall continue to seek to acquire the balance of the 750,000 issued and outstanding shares of Triton Common Stock for 2,470,349 shares of BSD Common Stock.

1.2 Exemption from Registration. The parties hereto intend that the BSD Common Stock to be issued by BSD to the Shareholders shall be exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and pursuant to applicable state statutes. BSD makes no representation concerning compliance with the securities laws of any jurisdiction other that the United States. Triton and the Shareholders shall be responsible for compliance with the securities laws of all other jurisdictions.

1.3 Shareholders' Representative. The Shareholders hereby irrevocably designate and appoint Blair McInnes as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing, as such term is defined in Section 9.1 hereof, to execute, deliver and receive on their behalf all notices, requests, certificates and other communications under this Agreement; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Agreement and to take such other action on their behalf in connection with the Agreement, the Closing and the transactions contemplated thereby as the

Shareholders Representative deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders as set forth in Exhibit 1.1 of the Agreement or increase the extent of their obligation to indemnify BSD under Sections 2.15 of this Agreement.

                                    ARTICLE 2
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                         OF THE SHAREHOLDERS AND TRITON
                         ------------------------------

The Shareholders and Triton hereby represent and warrant to BSD that:

2.1 Organization. Triton is a corporation duly organized, validly existing, and in good standing under the laws of Canada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the provinces and other jurisdictions where its business requires qualification.

2.2 Capital. The authorized capital stock of Triton consists of an unlimited number of shares of Common Stock and preferred stock, of which 8,830,000 shares of Common Stock and no shares of preferred stock are issued and outstanding. The Shareholders own 8,080,000 issued and outstanding shares of Triton Common Stock as set forth in Exhibit 1.1 hereto. All of the issued and outstanding shares of Triton are duly and validly issued, fully paid, and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in
Schedule 2.2, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Triton to issue or transfer from treasury any additional shares of its capital stock of any class or repurchase any such shares.

2.3 Business and Subsidiary. As of the Closing, Triton Global Communications, Inc., an Alberta corporation (hereinafter referred to as the "Subsidiary") shall be a wholly-owned subsidiary of Triton pursuant to a Share Purchase Agreement dated May 28, 2002, a copy of which has been provided to BSD. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate powers required to carry on its business as now being conducted. Subsidiary is duly qualified to do business in each jurisdiction which such qualification is necessary. The Subsidiary operates the business described in the Business Plan delivered to BSD. Except as set forth on Schedule 2.3, neither Triton nor the Subsidiary have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

2.4 Directors and Officers. Schedule 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of Triton as of the date of this Agreement.

2.5 Financial Statements. Marked as Exhibit 2.5(a) and 2.5(b) hereto and delivered to BSD is the balance sheet of Triton as at October 11, 2002 and the balance sheet of Subsidiary as at July 31, 2002, together with the notes thereto and income statement of Subsidiary, respectively, for the fiscal periods then ended. These financial statements have been prepared from the books and records of Triton and Subsidiary, present fairly the financial position of the respective company as at the date of such balance sheets and the results of their respective operations for the fiscal year then ended, and have been prepared in accordance with generally accepted accounting principles as in effect in Canada consistently applied with those used in preparing financial statements of the respective companies during prior fiscal periods.

2.6 Absence of Changes. Since the date of the most recent financial statements included in Exhibits 2.5(a) and 2.5(b), there has not been any change in the financial condition or operations of Triton or Subsidiary, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7 Absence of Undisclosed Liabilities. As of the date of its most recent balance sheets included in Exhibits 2.5(a) and 2.5(b), Triton and Subsidiary did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet or incurred in the ordinary course of business following the date of the last balance sheets included in Exhibits 2.5(a) and 2.5(b).

2.8 Tax Returns. Within the times and in the manner prescribed by law, Triton and Subsidiary have filed all federal, state, provincial and local tax returns required by law, the failure to file which would have a materially adverse effect on the business or financial condition of Triton and Subsidiary, and have paid all taxes, assessments and penalties due and payable in accordance with such returns. The provisions for taxes, if any, reflected in the balance sheets included in Exhibits 2.5(a) and 2.5(b) are adequate for any and all federal, state, provincial and local taxes for the periods ending on the date of the balance sheets and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Triton or Subsidiary.

2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, BSD and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Triton and Subsidiary. Triton shall make available to BSD and/or its attorneys all books and records of Triton and Subsidiary. If the transaction contemplated hereby is not completed, all documents received by BSD and/or its attorneys shall be returned to Triton and all information so received shall be treated as confidential by BSD and shall not be disclosed to any third party or used by BSD without the written consent of Triton.

2.10 Compliance with Laws. Triton and Subsidiary have substantially complied with, and are not in violation of, all applicable federal, state, provincial or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting their respective properties, products or the operation of their respective business except where such non-compliance would not have a materially adverse effect on their respective business or financial condition. Triton and Subsidiary have all licenses and permits required to conduct their respective business as now being conducted and as contemplated in the Business Plan heretofore delivered to BSD except where such non-compliance would not have a materially adverse effect on their respective business or financial condition.

2.11 Litigation. Neither Triton nor Subsidiary is a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Triton or Subsidiary, threatened against or affecting Triton or Subsidiary or their business, assets or financial condition, except for matters which would not have a material affect on Triton or Subsidiary or their respective properties. Neither Triton nor Subsidiary is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither Triton nor Subsidiary is engaged in any lawsuits to recover any material amount of monies due to it.

2.12 Ownership of Shares. The delivery of Triton Common Stock as contemplated herein will result in BSD's immediate acquisition of record and beneficial ownership of not less than 90% of Triton 's capital stock, free and clear of all liens and encumbrances. Such shares were duly and validly issued, fully paid and non-assessable.

2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and Triton and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Triton or Subsidiary is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Triton or Subsidiary, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of Triton or Subsidiary.

2.14 Assets. Triton and Subsidiary have good and marketable title to all of the properties and assets reflected on its latest balance sheet included in Exhibits 2.5(a) and 2.5(b) (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

2.15 Indemnification. The Shareholders (severally in proportion to their shares in Triton as set forth in Exhibit 1.1) and Triton agree to indemnify, defend and hold BSD harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Triton or the Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement. Notwithstanding the foregoing, no shareholder other than Guy Feitz shall be liable for representations and warranties concerning the Subsidiary in Sections
2.3 through 2.14 of this Article 2.

2.16 Authorization. All corporate action on the part of Triton, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Triton and the Shareholders, the consummation by Triton and the Shareholders of the other transactions contemplated hereunder, and the performance of all of the obligations of Triton and the Shareholders under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Triton and the Shareholders, shall constitute the valid and binding obligation of Triton and the Shareholders enforceable against Triton and the Shareholders in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

                                    ARTICLE 3
                                    ---------

                      REPRESENTATIONS AND WARRANTIES OF BSD
                      -------------------------------------

BSD represents and warrants to Triton and the Shareholders that:

3.1 Organization. BSD is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and to carry on business as now owned and operated, and is duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

3.2 Capital. The authorized capital stock of BSD consists of 50,000,000 shares of $.001 par value Common Stock of which 30,123,251 shares of Common Stock will be issued and outstanding as of the initial Closing herein. All such shares will be issued in compliance with all applicable U.S. securities laws. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.2, there are no outstanding subscriptions, options, rights (including preemptive rights and rights to demand registration under the Securities Act) warrants, convertible securities, or other agreements or commitments obligating BSD to issue or to transfer from treasury any additional shares of its capital stock of any class or repurchase any such shares, except as otherwise provided herein.

3.3 Business and Subsidiaries. The business of BSD is as set forth in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001. BSD has no real or personal property except as set forth in its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002. BSD has no employees other than Jeff Spanier and no employee benefit plans. BSD does not have any subsidiaries or own any interest in any other enterprise. BSD has not conducted any business other than as referred to above.

3.4 SEC Documents. Since October 8, 1999, the Company has been an issuer required to file reports under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has filed with the SEC all reports (collectively, the "SEC Documents") required to be filed by reporting companies pursuant to the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

3.5 Absence of Changes. Since the date of the last Balance Sheet filed with the SEC, there has not been any change in the financial condition or operations of BSD except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

3.6 Absence of Undisclosed Liabilities. As of the date of this Agreement, BSD does not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the last Balance Sheet filed with the SEC or incurred in the ordinary course of business following the date of the Balance Sheet. BSD has no knowledge of any past or existing circumstance, condition, event or arrangement that may hereafter give rise to any liabilities of BSD, except as disclosed herein.

3.7 Tax Returns. Within the times and the manner prescribed by law, BSD has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present audits or disputes or extensions as to taxes of any nature payable by BSD. Adequate provision has been made on the Balance Sheet for all taxes of BSD as of the date thereof.

3.8 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Triton and the Shareholders shall have the opportunity to meet with BSD's accountants to discuss the financial condition of BSD. BSD shall make available to Triton and the Shareholders all books and records of BSD, all of which books and records are true and complete in all material respects to the best knowledge of BSD.

3.9 Compliance with Laws. BSD has complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of BSD.

3.10 Litigation. BSD is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of BSD, threatened against or affecting BSD or its business, assets, or financial condition.

3.11 Authority. The Board of Directors of BSD has authorized the execution of this Agreement and the transactions contemplated herein, and BSD has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of BSD, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.12 Ability to Carry Out Obligations. The execution and delivery of this Agreement by BSD and the performance by BSD will not conflict with or result in
(a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which BSD is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of BSD, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of BSD.

3.13 Validity of BSD Shares. The shares of BSD Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.14. Assets. BSD has good and marketable title to all of the properties and assets reflected on the last Balance Sheet filed with the SEC (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

3.15. Indemnification. BSD agrees to indemnify, defend and hold Triton and the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by BSD to perform any of its representations, warranties, covenants or agreements in this Agreement.

                                    ARTICLE 4
                                    ---------

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
            ---------------------------------------------------------

Each Shareholder hereby represents and warrants to BSD that:

4.1 Share Ownership. The Shareholder holds shares of Triton Common Stock as set forth in Exhibit 1.1 hereto. Such shares are owned of record and beneficially by the Shareholder and such shares are not subject to any lien, encumbrance or pledge. The Shareholder holds authority to exchange such shares pursuant to this Agreement and the person executing this Agreement on behalf of the Shareholder is duly authorized to bind and obligate Shareholder to the terms of this Agreement.

4.2 Investment Intent. The Shareholder understands and acknowledges that the shares of BSD Common Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act for nonpublic offerings and the BSD Common Stock being received are "restricted securities" as such term in defined in Rule 144 under the Securities Act. The Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Shareholder as a purchaser of securities.

         (a) The shares of BSD Common Stock are being acquired solely for the account of the Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the BSD Common Stock.

         (b) The Shareholder agrees not to dispose of the BSD Common Stock or any portion thereof unless and until counsel for BSD shall have determined that the intended disposition is permissible under Rule 144 of the Securities Act or other exemption from applicable securities laws or pursuant to a registration under the Securities Act.

         (c) The Shareholder acknowledges that BSD has made all documentation pertaining to all aspects of the offer to exchange shares of BSD Common Stock for Shareholder's shares of Triton Common Stock available to the Shareholder and to the Shareholder's qualified representatives, if any, and has offered such person or persons an opportunity to discuss the offer with the officers of BSD.

4.3 Legend. The Shareholder agrees that the certificates evidencing the BSD Common Stock acquired pursuant to this Agreement will have a legend placed thereon referring to the restrictions on sale herein and such other legends as required by applicable law.

                                    ARTICLE 5
                                    ---------

                              PRE-CLOSING COVENANTS
                              ---------------------

5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of Triton's and BSD's and Subsidiary's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning Triton's and BSD's affairs, litigation and material changes as the other party may reasonably request. In the event the share exchange is not completed as contemplated herein, each party will maintain the confidentiality of any confidential information received from any other party.

5.2 Conduct of Business. Prior to the Closing, BSD, Triton and Subsidiary shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as provided herein, neither BSD, Triton nor Subsidiary shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business. Each party will keep the other parties informed of any litigation, material changes in business or financial condition occurring after the execution hereof until the Closing or termination of this Agreement.

                                    ARTICLE 6
                                    ---------

                             POST-CLOSING COVENANTS
                             ----------------------

6.1 Change of Shares. BSD will not decrease its outstanding common stock to less than 20,000,000 shares by reverse stock split, combination, reclassification or other similar event for one year following the Closing herein.

6.2   For the 16 months following the Closing herein:

(a) Continued trading of Shares. The Shareholders shall cause BSD to take all reasonable actions necessary to continue trading of its common stock on the OTC Bulletin Board, BBX, NASDAQ Stock Market or a national stock exchange.

(b) SEC Reports. The Shareholders shall cause BSD to file all reports and take all actions to timely comply with the reporting requirements of the Exchange Act.

(c) Prompt registration of Transfer. BSD shall register transfer of the common stock of BSD as required by the Uniform Commercial Code within three (3) business days after receipt of proper documentation for such transfer request. Restricted securities shall be transferred without restrictive legend if supported by an opinion of counsel to the shareholder to which BSD's counsel has no reasonable objection.

(d) Issue of Additional Shares. Issuance and sales of BSD's securities to affiliated investors will be on the same terms as non-affiliated investors and shall be for fair value, except pursuant to employee benefit plans authorizing issuance of not more than 10% of BSD's total outstanding shares.

6.3 Benefit for all BSD Shareholders. The foregoing provisions of this Article 6 are expressly set forth for the benefit of all shareholders of BSD and may not be amended or waived. Any shareholder damaged by a violation of these provisions shall have the right to seek an injunction and/or damages for such violation.

6.4 Exchange Offer. BSD shall offer to acquire the remaining outstanding 750,000 shares of Triton Common Stock for an additional 2,470,349 shares of BSD Common Stock in compliance with all applicable securities laws. Triton will issue no additional shares of its capital stock prior to or after the Closing herein.

6.5 Change of Directors. BSD will distribute an Information Statement pursuant to Exchange Act Rule 14f-1 as soon as possible after the Closing and the current BSD director will appoint the nominees of Triton as directors of BSD and thereupon resign in accordance with such Information Statement.

                                    ARTICLE 7
                                    ---------

                    CONDITIONS PRECEDENT TO BSD'S PERFORMANCE
                    -----------------------------------------

7.1 Conditions. BSD's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 7. BSD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by BSD of any other condition of or any of BSD's other rights or remedies, at law or in equity, if the Shareholders shall be in default of any of their representations, warranties, or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Shareholders in this Agreement or in any written statement that shall be delivered to BSD by the Shareholders under this Agreement shall be true and accurate on and as of the date of the Closing as though made at that time.

7.3 Performance. The Shareholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing.

7.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Triton or Subsidiary on or before the Closing.

7.5 Acceptance by Triton Shareholders. The holders of an aggregate of not less than 90% of the issued and outstanding shares of Triton Common Stock shall have agreed to exchange their shares for shares of BSD Common Stock at the initial closing.

7.6 Acquisition of Subsidiary. Triton shall have acquired all the outstanding capital stock of Subsidiary substantially on the terms of the Purchase Agreement delivered to BSD.

7.7 Certificate. The Shareholders shall have delivered to BSD a certificate, dated the initial Closing, certifying that each of the conditions specified in Sections 7.2 through 7.6 hereof have been fulfilled.

7.8 Funding of Fee due on Closing. Fee due PBJ Holdings, Inc. as of the initial Closing has been funded.

                                    ARTICLE 8
                                    ---------

                CONDITIONS PRECEDENT TO SHAREHOLDERS' PERFORMANCE
                -------------------------------------------------

8.1 Conditions. The Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 8. The Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Shareholders of any other condition of or any of the Shareholders' rights or remedies, at law or in equity, if BSD shall be in default of any of its representations, warranties, or covenants under this Agreement.

8.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by BSD in this Agreement or in any written statement that shall be delivered to Shareholders by BSD under this Agreement shall be true and accurate on and as of the Closing as though made at that time.

8.3 Performance. BSD shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing.

8.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against BSD on or before the Closing.

8.5 Officers' Certificate. BSD shall have delivered to Shareholders a certificate, dated the date of the Closing and signed by the President of BSD certifying that each of the conditions specified in Sections 8.2 through 8.4 have been fulfilled.

8.6 Working Capital. Triton shall have made arrangements for a working capital loan on terms it deems satisfactory.

                                    ARTICLE 9
                                    ---------

                                     CLOSING
                                     -------

9.1 Closing. The Closing (the "Closing") of this transaction shall be held at the offices of BSD, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In event the Closing herein has not been completed by November 30, 2002 any party hereto may terminate this Agreement and in such event this Agreement shall be null and void. At the Closing:

         (a) Each Shareholder shall present the certificates representing his shares of Triton Common Stock being exchanged to BSD, and such certificates will be duly endorsed.

         (b) Each Shareholder shall receive a certificate or certificates representing the number of shares of BSD Common Stock for which the shares of Triton Common Stock shall have been exchanged.

         (c) BSD shall deliver an officer's certificate, as described in Section
8.5 hereof, dated the date of the Closing, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of BSD are true and correct as of, or have been fully performed and complied with by, the Closing.

         (d) BSD shall deliver a signed consent and/or Minutes of the Directors of BSD approving this Agreement and each matter to be approved by the Directors of BSD under this Agreement.

         (e) Shareholders shall deliver a certificate, as described in Section
7.7 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Shareholders are true and correct as of, or have been fully performed and complied with by, the Closing Date.

         (f) Triton shall deliver to BSD:

                  (i) Certificates of Good Standing of Triton and Subsidiary as corporations in their jurisdiction of incorporation;

                  (ii) Any consents of third parties required to consummate the share exchange; and

                  (iii) Certified copy of the charter documents and by-laws of
                        Triton and Subsidiary.

         (g) BSD shall deliver to Triton:

                  (i) Certificates of Good Standing of BSD as a corporation in the State of Florida;

                  (ii) Any consents of third parties required to consummate the share exchange;

                  (iii) Certified copy of its charter documents and by-laws; and

                  (iv) Certified shareholders list of BSD dated as of the Closing.

                                   ARTICLE 10
                                   ----------

                                  MISCELLANEOUS
                                  -------------

10.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. Except as otherwise set forth herein, after the Closing, this Agreement may be amended only with the approval of 2/3 of the shareholders of BSD's common stock in attendance at a meeting of the shareholders (in person or by proxy) specifically called to approve such amendment provided that the shares voted at the meeting were issued without violation of this Agreement.

10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.4 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

10.5 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To BSD:                    433 Plaza Real
                                    Suite 275
                                    Boca Raton, FL 33432

         With copy to:              Joel Bernstein, Esq., P.A.
                                    11900 Biscayne Blvd.
                                    Suite 604
                                    Miami, FL 33181

         To Triton:                 c/o Blair McInnis
                                    78 Kinkora Drive
                                    Winnipeg, Manitoba R3R 2L6
                                    Canada

         With copy to:              Brown Rudnick Berlack Israels, LLP
                                    125 West 45th Street
                                    New York, New York 10036
                                    Attention:  Bruce S. Coleman, Esq.

         To the Shareholders:       c/o Blair McInnis
                                    78 Kinkora Drive
                                    Winnipeg, Manitoba R3R 2L6
                                    Canada

10.7 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.8 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.9 Announcements. BSD and the Shareholders will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

10.10 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

10.11 Brokerage. Triton, BSD and the Shareholders each represent that no finder, broker, investment banker or other similar person has been involved in this transaction except for Steve Lippman. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finders fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

10.12 Public Announcements. BSD and Triton will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

10.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

10.14 Exhibits and Schedules. As of the execution hereof, the parties hereto have provided each other with the Exhibits and Schedules provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits and Schedules shall be immediately disclosed to the other party.

10.15 Arbitration of Disputes Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel. Such arbitration shall occur in Palm Beach County, Florida if initiated by Triton or the Shareholders and in New York, N.Y. if initiated by BSD.

10.16 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Florida.

10.17 Termination. (a) This Agreement may be terminated at any time prior to the Closing Date:

         (i)   by mutual written consent of BSD and Triton;

         (ii) by BSD, if Triton or the Shareholders shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been waived by BSD;

         (iii) by Triton, if BSD shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been waived by Triton; or

         (iv) by BSD or Triton if the initial Closing shall not have been consummated on or prior to November 30, 2002.

(b) If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and if no further force or effect except for the provisions of Sections 2.9 and 5.1 relating to confidentiality and Section 10.10 relating to expenses.

AGREED TO AND ACCEPTED as of the date first above written.


THE SHAREHOLDERS                            BSD SOFTWARE, INC.



/s/ GUY FEITZ                               By: /s/ JEFF SPANIER
--------------------                            --------------------
GUY FIETZ                                       Jeff Spanier
                                                President

TRANS RESEARCH INTERNATIONAL TRUST          TRITON GLOBAL BUSINESS
                                            SERVICES, INC.



_________________________                   By: _________________________
Trustee                                         President



SUNTZU TRUST



_________________________
Trustee



MERLEXIS TRUST



_________________________
Trustee

                                   EXHIBIT 1.1




                                           Triton Shares         BSD Shares
Shareholders                               Owned                 To Be Received
------------                               -------------         --------------

Guy Fietz                                  2,775,000             9,140,291

Trans Research International Trust         2,480,000             8,168,620

Suntzu Trust                               2,225,000             7,328,701

Merlexis Trust                               600,000             1,976,279